                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of October 28, 2002, among THE
PACIFIC LUMBER COMPANY, a Delaware corporation (the "Company"), EACH LENDER FROM
TIME TO TIME PARTY HERETO (collectively, the "Lenders" and individually, a
"Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and as L/C Issuer.

         WHEREAS, the Company has requested that the Lenders provide a revolving credit facility with a letter of credit subfacility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.01     Certain Defined Terms.  The following terms have the following meanings:

      "Acceptable Inventory" means inventory (as defined in the UCC) which:

(a) Is owned by the Company free and clear of all security interests, liens, encumbrances, and rights of others, except the security interest in favor of the
Administrative Agent for the benefit of the Secured Parties;

(b) Is located at permanent locations acceptable to the Administrative Agent, in its Permitted Discretion, and is not covered by a negotiable document of title unless such document has been delivered to the Administrative Agent for the benefit of the Secured Parties;

(c) The Administrative Agent, in its Permitted Discretion, believes is not obsolete, unsalable, damaged, or unfit for further processing;

(d) Is not placed by the Company on consignment;

(e) Consists of wood chips, lumber, or log inventory or, if the Administrative
Agent approves in writing in advance in its sole discretion, consists of gravel inventory and, in any case, is of a type held for sale in the Company's ordinary course of business; and

(f) Is otherwise acceptable to the Administrative Agent in its Permitted
Discretion.

The value of Acceptable Inventory shall be the lesser of the Company's cost
(determined under GAAP) or the Administrative Agent's Permitted Discretion of
the resale value of such inventory in such quantities and on such terms as the
Administrative Agent may deem appropriate in its Permitted Discretion. Until further written notice from the Administrative Agent to the Company, the value
(y) of the lumber component of Acceptable Inventory shall be determined by the resale value of such inventory in such quantities and on such terms as the
Administrative Agent may reasonably deem appropriate in its Permitted Discretion and (z) of the log component of such Acceptable Inventory shall be determined by the Company's cost (determined under GAAP) of such inventory.

      "Acceptable Receivable" means an Account:

(a) Arising from the sale of inventory or power produced by the Company's cogeneration plant in Scotia, California, by the Company in its ordinary course of business; and if arising from the sale of inventory, is in an amount equal to or less than $2,000,000. The Administrative Agent may, from time to time, exempt specific Accounts from this $2,000,000 limit;

(b) Upon which the Company's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatever;

(c) Against which is asserted no defense, counterclaim or setoff, whether well-founded or otherwise;

(d) That is a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold and accepted by the Receivable
Debtor obligated upon such Account;

(e) With respect to which an invoice has been sent;

(f) That is owned by the Company and not subject to any right, claim, or interest of another other than the security interest in favor of the
Administrative Agent for the benefit of the Secured Parties;

(g) That does not arise from a sale to an employee, Affiliate, parent, or
Subsidiary of the Company, or an entity which has common officers or directors with the Company; except that up to 20% of the total balance of Acceptable
Receivables may include Accounts on which the Receivable Debtor is Britt Lumber
Co., Inc.;

(h) That is not the obligation of a Receivable Debtor that is the federal government or a political subdivision thereof unless the Administrative Agent, in its Permitted Discretion, has agreed to the contrary in writing and the
Company has complied with the Federal Assignment of Claims Act of 1940 with respect to such obligation;

(i) That is not the obligation of a Receivable Debtor that is any state of the
United States or any city, town, municipality or division thereof; except for
Accounts up to an aggregate outstanding amount at any one time of $100,000 which arise in one of the following ways:

(1)   The sale of power produced by the Company's cogeneration plant in Scotia,
      California; or

(2)   The sale of lumber to cities and towns;

(j) That is not the obligation of a Receivable Debtor located in a foreign country;

(k) That is not the obligation of a Receivable Debtor to whom the Company is or may become liable for goods sold or services rendered by the Receivable Debtor to the Company except to the extent that it exceeds the amount of the Company's obligation to such Receivable Debtor;

(l) That does not arise with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Receivable Debtor may be conditional;

(m) That is not in default. An Account shall be deemed in default upon the occurrence of any of the following:

(1)      The Account is not paid within the 60 day period starting on its invoice date. This 60 day limitation shall not apply to an Account which is not paid within such period because payment is subject to the
         Company's "winter terms" previously approved by the Administrative
         Agent;

(2)      Any Receivable Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

(3)      Any petition is filed by or against any Receivable Debtor obligated upon such Account under any bankruptcy law or any other law or laws for the relief of debtors;

(n)      That does not arise from the sale or lease of goods which remain in the Company's possession or under the Company's control; and

(o)      That is otherwise acceptable to the Administrative Agent in its Permitted Discretion.

      "Account" means any right to the payment of money owned by the Company and arising out of the sale of goods or the rendering of services by the Company which is not evidenced by an instrument or chattel paper.

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Restricted Subsidiary) provided that the Company or a Restricted
Subsidiary is the surviving entity.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the
Company and the Lenders.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Except with respect to any Lender, the Administrative Agent or L/C Issuer or any
Affiliate (defined without regard to this sentence) thereof, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

      "Agent-Related Persons" means the Administrative Agent, together with its
Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent and its Affiliates.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Credit Agreement, dated as of October 28, 2002, as it may be amended, supplemented or otherwise modified from time to time.

      "Anniversary Date" has the meaning specified in Section 2.17(a).

      "Applicable Margin" means 2.75% with respect to Eurodollar Rate Loans and
1.75% with respect to Base Rate Loans.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

      "Assuming Lender" has the meaning specified in Section 2.17(d).

      "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

      "Auto-Renewal Letter of Credit" shall have the meaning specified in
Section 2.16(b)(3).

      "Bank of America" means Bank of America, N.A. and its successors.

      "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
U.S.C.ss.101, et seq.).

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.625% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same
Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Borrowing Base" means:

(a) the sum of:

(1)      80% of the balance due on Acceptable Receivables; plus

(2)      60% of the value of Acceptable Inventory;

minus

(b) the aggregate of the Company's open payables for contracted logging and hauling;

in each case as of the time of computation.

      "Borrowing Base Certificate" means a certificate, in form and detail acceptable to the Administrative Agent, from the Company and signed by a
Responsible Officer of the Company, setting forth the computations which form the basis for the Borrowing Base contained in the certificate.

      "Borrowing Date" means any date on which a Loan is disbursed.

      "Britt Lumber Agreement" means the agreement dated as of March 23, 1993, among the Company and Britt Lumber Co., Inc.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar
Rate Loan, means such a day on which dealings are carried on in the applicable eurodollar dollar interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capital Lease" has the meaning specified in the definition of Capital
Lease Obligations.

      "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of equity interests in (however designated) such Person, including any Preferred Stock of such Person but excluding any Redeemable Stock of such Person.

      "Cash Collateralize" has the meaning specified in Section 2.16(g).

      "Cash Equivalents" means at any time (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States or any State thereof
(including Bank of America) whose unsecured, unguaranteed long-term debt obligations are rated "A" by Samp;P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and
"P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A"
by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clauses (i), (ii) or (iv) of this definition; (iv) commercial paper
(including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and
"P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P, or
(B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (vii) any investments hereafter developed which are substantially comparable to those described above.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980.

      "Change in Control" means the occurrence of any of the following events:

(a) MAXXAM Inc. not being the sole beneficial owner, directly or indirectly, of at least 51% of the total common equity of the Company. For purposes of this clause, a beneficial owner shall have the meaning ascribed in Regulation 13d-3 of the Exchange Act as in effect on the date of this Agreement. The provisions of this clause shall not apply if MAXXAM Inc. should not hold the requisite beneficial ownership interest because of bankruptcy, reorganization, insolvency, or similar proceedings; or

(b) MAXXAM Inc., through direct representation or through persons nominated by it, not controlling a majority of the Board of Directors of the Company necessary to effectuate any actions by the Board of Directors of the Company; or

(c) Any person or group directly or indirectly owning more than MAXXAM Inc. of the total voting power entitled to vote generally in the election of directors of the Company. For purposes of this clause, person or group shall have the meaning ascribed in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement; or

(d) Charles Hurwitz, members of his immediate family and trusts for the benefit thereof (each such person, including Mr. Hurwitz and any trustee of such trusts, a "Beneficiary") not having (other than by reason of resolution of any litigation outstanding as of the date of this Agreement or any similar litigation or the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Agreement) of at least the Minimum Percentage of the total equity of MAXXAM Inc. other than as a result of new issuances of equity securities by MAXXAM Inc. to third parties (other than to a third party who is not a Beneficiary and who controls MAXXAM Inc.). For purposes of this definition, "Minimum Percentage" means the product of (x) the percentage of the total equity of MAXXAM Inc. directly or indirectly beneficially owned by the
Beneficiaries as of December 18, 1998 times (y) 80%.

      "Claiming Lender" has the meaning specified in Section 3.07.

      "Closing Date" means October 28, 2002.

      "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

      "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company in or upon which a Lien now or hereafter exists in favor of the Administrative Agent for the benefit of the Secured Parties securing all or part of the Obligations, whether under this
Agreement or under any other documents executed and delivered to the
Administrative Agent.

      "Collateral Documents" means, collectively, (i) the Company Security
Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company and the Administrative Agent for the benefit of the Secured Parties now or hereafter delivered to the Administrative Agent for the benefit of the Secured Parties pursuant to or in connection with the transactions contemplated hereby, granting the Administrative Agent for the benefit of the Secured Parties a Lien on the Collateral and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company as debtor in favor of the
Administrative Agent for the benefit of the Secured Parties as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

      "Commitment" means, as to each Lender, its obligation to (a) make
Revolving Loans to the Company pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption, as the case maybe, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Commitment Fee" has the meaning specified in Section 2.10(a).

      "Commitment Fee Percentage" means, with respect to the Commitment, a per annum rate of 0.625%.

      "Company Security Agreement" means the Security Agreement (Receivables and
Inventory) between the Company and the Administrative Agent of even date herewith.

      "Compensation Period" has the meaning specified in Section 2.13(c)(2).

      "Compliance Certificate" means a certificate substantially in form of
Exhibit C.

      "Consenting Lenders" has the meaning specified in Section 2.17(c).

      "Contingent Obligation" means, as to any Person, (a) any Guaranty
Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (ii) in respect of any Swap Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty
Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(ii) of this definition, be marked to market on a current basis, excluding any obligations pursuant to contracts with
Subsidiaries of the Company or with Britt Lumber Co., Inc.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      "Conversion/Continuation Date" means any date on which, under Section
2.03, the Company (a) converts Loans of one Type to another Type, or (b)
continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an
L/C Credit Extension.

      "Debt" means, at any date of determination, the sum of the following, computed on an Unconsolidated Basis: all outstanding Loans plus any other interest bearing Indebtedness, the face amount of undrawn letters of credit, and any Guaranty Obligation on account of interest bearing Indebtedness or undrawn letters of credit.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the
Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of an Insolvency Proceeding.

      "Default Rate" has the meaning specified in Section 2.09(d).

      "Dollar" and "$" mean lawful money of the United States.

      "Early Termination Date" with respect to a Specified Swap Contract shall have the meaning specified in such contract.

      "EBITDA" means, for any fiscal period, the following, computed on an
Unconsolidated Basis for such period, total revenues less cash operating expenses, less corporate administration expenses as reported on the EBITDA line of page ES-3, or its equivalent, of the "Forest Products Operations Consolidated
Financial Report," or its equivalent, provided monthly to the Administrative
Agent pursuant to Section 6.01(d).

      "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C
Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Eligible Assignee" has the meaning specified in Section 10.07(g).

      "Environmental Claims" means all claims, however asserted, by any
Governmental Authority or by any other Person in good faith and upon a reasonable basis alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the
Company, or (b) any other circumstances forming the basis of any violation, or violation alleged in good faith and upon a reasonable basis, of any
Environmental Law.

      "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean
Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste
Disposal Act, the Endangered Species Act (16 U.S.C. ss.1531 et seq.), the
Migratory Bird Treaty Act (16 U.S.C. 703 et seq.), the Forest and Rangeland
Renewable Resources Act of 1974, the National Forest Management Act of 1976, the
Federal Resource Conservation and Recovery Act, the Toxic Substances Control
Act, the Emergency Planning and Community Right-to-Know Act, the California
Hazardous Waste Control Law, the California Solid Waste Management, Resource,
Recovery and Recycling Act, the California Water Code and the California Health
and Safety Code, the Z'berg-Nejedly Forest Practices Act of 1973 and the
California Public Resources Code.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and
regulations promulgated thereunder.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, or at any time within six years of the time in question has been, under common control with the Company within the meaning of Section
414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of
ERISA; (c) a complete or partial withdrawal by the Company or any ERISA
Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the filing of a notice of intent to terminate or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of
ERISA, other than PBGC premiums due but not delinquent under Section 4007 of
ERISA, upon the Company or any ERISA Affiliate.

      "Eurodollar Rate" means for any Interest Period with respect to any
Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest
Settlement Rate for deposits in Dollars (for delivery on the first day of such
Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British
Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time)
two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such
Interest Period in same day funds in the approximate amount of the Eurodollar
Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London
Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" means any of the events or circumstances specified in
Section 8.01.

      "Excess Cash Flow" means, for any fiscal period, the following, computed for the four fiscal quarters ending at the end of such period: (i) Free Cash
Flow less (ii) the sum, without duplication, of the following computed on an
Unconsolidated Basis: (A) interest expense, plus (B) other net reductions in
Indebtedness of the type described in clauses (a) through (f) of the definition thereof, less (iii) any net increase in working capital, plus (iv) any net decrease in working capital. Working capital for this purpose shall mean accounts receivable, plus inventory, minus accounts payable.

      "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

      "Existing Letters of Credit" means those letters of credit identified on
Schedule 1.01.

      "Extension Effective Date" has the meaning specified in Section 2.17(b).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement dated July 25, 2002 between the
Company and Bank of America.

      "Foreign Lender" has the meaning specified in Section 10.15(a).

      "FRB" means the Board of Governors of the Federal Reserve System, and any
Governmental Authority succeeding to any of its principal functions.

      "Free Cash Flow" means, for any fiscal period, the following, computed for the four fiscal quarters ending at the end of such period: EBITDA, plus SPC's distributions to the Company on account of its membership interest in SPC, minus capital expenditures computed on an Unconsolidated Basis, provided, however that the foregoing shall be computed without giving effect to a direct or indirect dividend or distribution to the stockholders of the Company or any of its
Subsidiaries of any Salmon Creek Proceeds.

      "GAAP" means generally accepted accounting principles in the United
States, as set forth from time to time in the opinions and pronouncements of the
Accounting Principles Board and the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting
Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and which are applicable to the circumstances.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty
Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

      "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      "Honor Date" has the meaning specified in Section 2.16(c)(1)

      "Incur" means, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise (and the terms "Incurred" and "Incurrence" have correlative meanings).

      "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and other than compensation, pension obligations, and other obligations arising from employee benefits and employee arrangements); (c) all non-contingent reimbursement or payment obligations with respect to all letters of credit
(including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such
Indebtedness has an existing right, contingent or otherwise, to be secured by)
any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a)
through (g) above.

      "Indemnified Liabilities" has the meaning specified in Section 10.05(a).

      "Indemnified Person" has the meaning specified in Section 10.05(a).

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, and, as to any Base Rate Loan, the last Business Day of each calendar quarter and the
Maturity Date; provided, however, that if any Interest Period applicable to an
Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

      "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation
Date on which the Loan is converted into or continued as an Eurodollar Rate
Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of
Conversion/Continuation; provided that:

(i) If any Interest Period would otherwise end on a day that is not a Business
Day, that Interest Period shall be extended to the following Business Day unless, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) Any Interest Period pertaining to an Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) No Interest Period for any Revolving Loan shall extend beyond the
Revolving Termination Date.

      "Investments" has the meaning specified in Section 7.04.

      "IRS" means the Internal Revenue Service, and any Governmental Authority
succeeding to any of its principal functions under the Code.

      "Issuance Date" means the date of issuance of any Letter of Credit.

      "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, binding and enforceable guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and all applicable administrative orders, directed duties, decrees, licenses, authorizations and permits of, and agreements with, any Governmental
Authority.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of
Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all
Unreimbursed Amounts, including all outstanding L/C Borrowings.

      "L/C-Related Documents" means the Letters of Credit, the Letter of Credit
Applications, and any other document relating to any Letter of Credit, including any of the L/C Issuer's standard form documents for L/C Credit Extensions.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

      "Lending Office" means, as to any Lender, the office or offices of such
Lender specified as its "Lending Office" or "Domestic Lending Office" or
"Eurodollar Lending Office", as the case may be, opposite its name on Schedule
10.02 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Fee" has the meaning specified in Section 2.16(i).

      "Letter of Credit Fee Percentage" means with respect to the Letters of
Credit, a per annum rate equal to 2.75%.

      "Letter of Credit Sublimit" means an amount equal to $20,000,000. The
Letter of Credit Sublimit is part of, and not in addition to, the Aggregate
Commitments.

      "Letters of Credit" means the Existing Letters of Credit and letters of credit issued pursuant to this Agreement.

      "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien
(statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

      "Loan" means an extension of credit by a Lender to the Company under
Article II, and may be a Base Rate Loan or an Eurodollar Rate Loan (each, a
"Type" of Loan), and includes any Revolving Loan.

      "Loan Documents" means this Agreement, the Collateral Documents, the
L/C-Related Documents, any documents evidencing or relating to Specified Swap
Contracts with a Swap Provider, and all other documents delivered to the
Administrative Agent in connection with the transactions contemplated by this
Agreement.

      "Margin Stock" means "margin stock" as such term is defined in Regulation
T, U or X of the ------------ FRB.

      "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of: (a) the operations, business, properties, condition (financial or otherwise) or financial prospects of the Company or the
Company and its Subsidiaries taken as a whole or as to SPC; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default;
(c) the legality, validity, binding effect or enforceability of any Loan
Document; or (d) the perfection or priority of any Lien granted to the
Administrative Agent for the benefit of the Secured Parties under any of the
Collateral Documents.

      "Material Indebtedness" has the meaning specified in Section 8.01(d).

      "Maturity Date" means August 13, 2004, or such later date as extended from time to time pursuant to Section 2.17.

      "Maximum Rate" has the meaning specified in Section 10.10.

      "MGHI" means MAXXAM Group Holdings Inc.

      "Moody's" means Moody's Investor Service, Inc. and any successor thereto.

      "Multiemployer Plan" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

      "Net Worth" means for any fiscal period, the following, computed on an
Unconsolidated Basis for such period, total stockholders' equity as reported by the Company on page PL-6, or its equivalent, of the "Forest Products Operations
Consolidated Financial Report," or its equivalent, provided monthly to the
Administrative Agent pursuant to Section 6.01(d).

      "Non-Consenting Lenders" has the meaning specified in Section 2.17(c).

      "Nonrenewal Notice Date" shall have the meaning set forth in Section
2.16(b)(3).

      "Note" means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

      "Notice of Borrowing" means a notice in substantially the form of Exhibit
A.

      "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

      "Notice of Lien" has the meaning specified in Section 7.01(c).

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan, Letters of Credit or Specified Swap
Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief
Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" (a) means, with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" has the meaning specified in Section 3.01(b).

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental
Authority succeeding to any of its principal functions under ERISA.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
subject to Title IV of ERISA (excluding any Multiemployer Plan) which the
Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in
Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

      "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

      "Permitted Liens" has the meaning specified in Section 7.01.

      "Permitted Salmon Creek Transaction" means any or all of the following:
the contribution, transfer, or sale (whether or not for fair market value) by the Company or any of its Restricted Subsidiaries to Salmon Creek LLC, any of
its Subsidiaries, or any Special Purpose Subsidiary of any standing timber, timber rights, or timberlands or of any equity interest in any Special Purpose
Subsidiary, or Investments by the Company or any of its Restricted Subsidiaries
to or in Salmon Creek LLC, any of its Subsidiaries, or any Special Purpose
Subsidiary of up to an additional $5,000,000 in cash or other assets in aggregate cumulative amount after the date hereof.

      "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly or indirectly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a
"market view;" (b) such Swap Contracts do not contain (i) any provision
("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii)
with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 8.01(a).

      "Person" means an individual, a sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of
ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Multiemployer
Plan or Pension Plan.

      "Preferred Stock" as applied to the Capital Stock or Redeemable Stock of any corporation, means Capital Stock or Redeemable Stock of any class or classes
(however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock or Redeemable
Stock, as the case may be, of any other class of such corporation.

      "Prior Credit Agreement" means the Amended and Restated Credit Agreement, dated as of November 10, 1995, as amended by the First Amendment thereto, dated as of February 10, 1997, and the Second Amendment thereto, dated as of October
2, 1997, and as amended and restated by the Amended and Restated Credit
Agreement, dated as of December 18, 1998, as amended by the First Amendment thereto, dated as of January 31, 2000, and as further amended and restated by the Amended and Restated Credit Agreement, dated as of August 14, 2001, as amended, between the Company and Bank of America.

      "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and
Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Receivable Debtor" means the person or entity obligated upon a
Receivable.

      "Receivables" has the meaning given such term in the Company Security
Agreement. "Redeemable Stock" of any Person means any equity security of such
Person that by its terms is required to be redeemed prior to the date four years after the Revolving Termination Date, or is redeemable at the option of the holder thereof at any time prior to such date.

      "Register" has the meaning specified in Section 10.07(c).

      "Replacement Lender" has the meaning specified in Section 3.07.

      "Reportable Event" means, any of the events set forth in Section 4043(b)
of ERISA or the regulations thereunder, other than any such event for which the
30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each
Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the
Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Requirement of Law" means, as to any Person, any Law or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" of a Person means the chief executive officer or the president, the chief financial officer, the Vice President - Finance and
Administration, the treasurer, assistant treasurer, or any other officer of such
Person having substantially the same authority and responsibility or designated by the chief executive officer or the chief financial officer of such Person as having the appropriate authority and responsibility.

      "Restricted Payment" has the meaning specified in Section 7.12.

      "Restricted Subsidiary" means, as of any determination date, each of the
Subsidiaries of the Company which is not as of such determination date an
Unrestricted Subsidiary of the Company.

      "Revolving Loan" has the meaning specified in Section 2.01.

      "Revolving Termination Date" means the earlier to occur of:

(a) Maturity Date;

(b) the date of termination of the Aggregate Commitments pursuant to Section
2.05; and

(c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to
Section 8.02.

      "Salmon Creek LLC" means Salmon Creek LLC, a Delaware limited liability company, or any successor entity, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

      "Salmon Creek Proceeds" means any consideration received by the Company or any of its Subsidiaries from any Person (A) in respect of all or any part of the equity of Salmon Creek LLC, any of its Subsidiaries, or any Special Purpose
Subsidiary, or (B) in respect of all or any part of the real property constituting Salmon Creek Property, or (C) otherwise in connection with Salmon
Creek LLC, any of its Subsidiaries, or any Special Purpose Subsidiary, or Salmon
Creek Property (including, without limitation, amounts distributed by SPC to the
Company to the extent that such distributions are funded with funds released from the Scheduled Amortization Reserve Account, as such term is defined in the
Scotia Pacific Indenture), except in each case proceeds of the harvesting of timber constituting Salmon Creek Property.

      "Salmon Creek Property" means any standing timber, timber rights, or timberlands (including structures and improvements thereon and related interests in real property) owned as of December 19, 1998 or on the date hereof by the
Company, SPC, or Salmon Creek LLC or any of its Subsidiaries, any asset held by
Salmon Creek LLC or any of its Subsidiaries as of December 19, 1998 or on the
date hereof, and any other assets obtained in exchange for or out of the proceeds of the sale or disposition of any of the foregoing.

      "S&P" means Standard & Poor's Rating Services, a division of The
McGraw-Hill Companies, Inc. and any successor thereto.

      "Scotia Pacific Indenture" means the Indenture, dated as of July 20, 1998, as amended and in effect on the date hereof, between Scotia Pacific Company LLC and State Street Bank and Trust Company.

      "SEC" means the Securities and Exchange Commission, or any Governmental
Authority succeeding to any of its principal functions.

      "Secured Parties" means, collectively, the Administrative Agent, the
Lenders and the Swap Providers.

      "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section
101(31) of the Bankruptcy Code and, in the alternative, for purposes of the
California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d)
such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "SPC" means Scotia Pacific Company LLC, a Wholly-Owned Subsidiary of the
Company.

      "Special Purpose Subsidiary" means a Subsidiary of the Company created after December 18, 1998, capitalized with no material assets other than standing timber, timber rights, or timberlands owned by the Company or any of its
Subsidiaries on December 18, 1998, and designated by the Company as an
Unrestricted Subsidiary in connection with such capitalization.

      "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap
Provider in writing), and as to which the final scheduled payment by the Company is not later than the sixth anniversary of this Agreement.

      "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time Capital Stock or Redeemable
Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such
Person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such
Person and one or more other Subsidiaries of such Person.

      "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

      "Swap Provider" means any Lender, or any Affiliate of such Lender, that is at the time of determination party to a Swap Contract with the Company.

      "Swap Termination Value" means, in respect of any one or more Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s)
determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of a Lender.)

      "Taxes" has the meaning specified in Section 3.01(a).

      "Tax Sharing Agreement" means the Tax Allocation Agreement, dated May 21,
1988, by and among MAXXAM Inc., the Company, and certain other subsidiaries of
MAXXAM Inc., as amended by (a) the Tax Allocation Agreement, dated as of March
23, 1993, by and among MAXXAM Inc., the Company, Scotia Pacific Holding Company,
and Salmon Creek Corporation, and (b) the Amendment of Tax Allocation Agreement,
dated as of December 31, 2001.

      "Timber Notes" means the 6.55% Series B Class A-1, 7.11% Series B Class
A-2 and 7.71% Series B Class A-3 Timber Collateralized Notes due 2028, issued by
SPC pursuant to the Indenture dated as of July 20, 1998, as amended by the First
Supplemental Indenture dated as July 16, 1999 and the Second Supplemental
Indenture dated as of November 18, 1999, between SPC and State Street Bank and
Trust Company, as trustee.

      "Total Outstandings" means the aggregate Effective Amount of all Loans and all L/C Obligations.

      "Type" has the meaning specified in the definition of "Loan."

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

      "Unconsolidated Basis" means the Company and its Restricted Subsidiaries other than SPC on a consolidated basis.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that
Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning set forth in Section 2.16(c)(1).

      "Unrestricted Subsidiary" means (a) each of the Subsidiaries of the
Company so designated after the date hereof by a resolution adopted by the
Company's Board of Directors and as to which designation the Administrative
Agent and the Required Lenders have given their prior written approval, (b) any
Subsidiary of an Unrestricted Subsidiary, (c) Salmon Creek LLC, and (d) any
Special Purpose Subsidiary. The Board of Directors may designate an Unrestricted
Subsidiary to be a Restricted Subsidiary if no Default or Event of Default would arise by virtue of such designation.

      "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary that is a Wholly-Owned Subsidiary.

      "Wholly-Owned Subsidiary" means (i) a corporation of which all of the outstanding shares of Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) are owned at the time, directly or indirectly
(through one or more Wholly-Owned Restricted Subsidiaries), by the Company
(except for director's qualifying shares), or (ii) any other entity of which all of the outstanding equity ownership interests are owned at the time, directly or indirectly (through one or more Wholly-Owned Restricted Subsidiaries), by the
Company.

1.02     OTHER INTERPRETIVE PROVISIONS.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this
Agreement as a whole and not to any particular provision of this Agreement; and
subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) Terms:

(1)   The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(2)   The term "including" is not limiting and means "including without limitation."

(3)   In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to"
      and "until" each mean "to but excluding", and the word "through" means "to and including."

(4)   The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d) Unless otherwise expressly provided herein, (i) references to Organization
Documents, agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent such amendments, restatements, extensions, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any
Law include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Administrative Agent, the
Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent, the Lenders or the
L/C Issuer merely because of the Administrative Agent's, the Lenders' or the L/C
Issuer's involvement in their preparation.

1.03     Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the
Company or the Required Lenders shall so request, the Administrative Agent, the
Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in
GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

1.04 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit
Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Revolving Credit. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan")
to the Company from time to time, on any Business Day during the period from and including the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's
Commitment; provided, however, that after giving effect to any Borrowing, (i)
the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, and (ii) the aggregate Effective Amount of the Revolving
Loans of any Lender, plus such Lender's Pro Rata Share of the Effective Amount of all L/C Obligations, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment and the Borrowing Base, and subject to the other terms and conditions hereof, the Company may, pursuant to the terms of this Agreement, borrow, reborrow under this Section 2.01, prepay under Section
2.06 and reborrow under this Section 2.01.

2.02 Procedure for Borrowing. Each Loan shall be made upon the Company's irrevocable written notice (including notice via facsimile transmission confirmed immediately by a telephone call) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the
Administrative Agent prior to (i) 9:00 a.m. (San Francisco, California time)
three Business Days prior to the requested Borrowing Date, in the case of
Eurodollar Rate Loan, and (ii) 11:00 a.m. (San Francisco, California time) on the requested Borrowing Date, in the case of Base Rate Loans, in each case specifying:

(a) The principal amount of the Revolving Loan to be borrowed, which shall be in minimum amounts of $500,000 for Eurodollar Rate Loans and $100,000 for Base Rate
Loans;

(b) The requested Borrowing Date, which shall be a Business Day;

(c) Whether each Loan is to be an Eurodollar Rate Loan or a Base Rate Loan; and

(d) The duration of the Interest Period applicable to the Eurodollar Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Eurodollar Rate Loans, such Interest
Period shall be three months.

2.03     CONVERSION AND CONTINUATION ELECTIONS.

(a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.03(b):

(1)   Elect to convert on any Business Day, any Base Rate Loans (or any part thereof in a minimum amount of $500,000) into Eurodollar Rate Loans; or

(2)   Elect to convert on any Interest Payment Date any Eurodollar Rate Loans
      maturing on such Interest Payment Date (or any part thereof in a minimum amount of $100,000) into Base Rate Loans; or

(3)   Elect to continue on any Interest Payment Date any Eurodollar Rate Loans
      maturing on such Interest Payment Date (or any part thereof in a minimum amount of $500,000);

provided, that if at any time an Eurodollar Rate Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such
Eurodollar Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Loan as, and convert such Loan into, an Eurodollar Rate Loan shall terminate.

(b) The Company shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 9:00 a.m. (San Francisco, California time) at least three Business Days in advance of the Conversion/Continuation
Date, if the Loans are to be converted into or continued as Eurodollar Rate
Loans; and (ii) 12:00 noon (San Francisco, California time) one Business Day in advance of the Conversion Date, if the Loans are to be converted into or continued as Base Rate Loans, specifying:

(1)   The proposed Conversion/Continuation Date;

(2)   The aggregate principal amount of Revolving Loans to be converted or continued;

(3)   The nature of the proposed conversion or continuation; and

(4)   If applicable, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Eurodollar Rate
Loans, the Company has failed to select a new Interest Period or the duration of the Interest Period to be applicable to such Eurodollar Rate Loans, or if any
Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar
Rate Loans.

(d) Unless the Required Lenders otherwise consent, during the existence of a
Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Eurodollar Rate Loan.

2.04  NOTIFICATIONS WITH RESPECT TO BORROWINGS, CONVERSIONS AND CONTINUATIONS OF
      REVOLVING LOANS; NUMBER OF INTEREST PERIODS.

(a) Following receipt of a Notice of Borrowing or Notice of
Conversion/Continuation, the Administrative Agent shall promptly notify each
Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the
Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.
In the case of a Borrowing, each Lender shall make the amount of its Revolving
Loan available to the Administrative Agent in immediately available funds at the
Administrative Agent's Office not later than 1:00 p.m. (San Francisco,
California time) on the Business Day specified in the applicable Notice of
Borrowing. Upon satisfaction of the applicable conditions set forth in Section
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the
Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Notice of Borrowing, with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Company as provided above.

(b) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

(c) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same
Type, unless the Required Lenders shall otherwise consent, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans.

2.05 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00
a.m. (San Francisco, California time) five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate
Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and
(iv) if, after giving effect to any reduction of the Aggregate Commitments, the
Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such
Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. Once reduced in accordance with this Section
2.05, the Commitment may not be increased. If the Commitment is terminated in its entirety, all accrued Commitment Fees to the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

2.06 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay
Revolving Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Administrative Agent not later than 9:00
a.m. (San Francisco, California time) (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base
Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of 100,000 in excess thereof; and (iii)
any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid, and in the case of Eurodollar Rate Loans, which Eurodollar Rate
Loans are to be prepaid. The Administrative Agent will promptly notify each
Lender of its receipt of each such notice, and of the amount of such Lender's
Pro Rata Share of such prepayment. If such notice is given by the Company, the
Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any additional amounts required pursuant to Section 3.04. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

2.07     MANDATORY PREPAYMENTS OF LOANS.

(a) Mandatory Prepayments, Cash Collateral. If for any reason the Total
Outstandings at any time exceed the lesser of Aggregate Commitments then in effect or the Borrowing Base then in effect, the Company shall immediately prepay to the Lenders Loans and/or Cash Collateralize the L/C Obligations in an
aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this
Section 2.07(a) unless after the prepayment in full of the Revolving Loans the
Total Outstandings exceed the lesser of the Aggregate Commitments then in effect or the Borrowing Base then in effect. Payments under this Section 2.07(a) shall be applied to the obligations of the Company relating to the Loans and L/C
Obligations in such order and manner as the Company in its discretion may determine.

(b) Clean-up Period. The Company agrees to borrow, repay, and reborrow under the
Revolving Credit such that in each calendar year there shall be at least one period of 30 consecutive days in which there are no outstanding Revolving Loans under this Agreement.

(c) General. Any prepayments relating to the Loans made pursuant to this Section
2.07 shall be applied as instructed by the Company; provided, however, that the
Company may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the
Administrative Agent for the benefit of the Secured Parties until the end of such Interest Period at which time such pledged amounts will be credited to the prepayment of such Eurodollar Rate Loans. The Company shall pay, together with each prepayment under this Section, accrued interest on the amount prepaid and any amounts required under Section 3.04.

2.08 SCHEDULED REPAYMENT. The Company shall repay to the Lenders in full on the
Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

2.09     INTEREST.

(a) Subject to Section 2.09(c), each Loan shall bear interest on the outstanding principal amount thereof from its Borrowing Date through maturity (whether at stated maturity or by acceleration or otherwise) at a rate per annum equal to the Eurodollar Rate for the then applicable Interest Period or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of
Loans under Section 2.03), plus the Applicable Margin.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall also be due and payable on the date of any prepayment of
Eurodollar Rate Loans under Sections 2.06 or 2.07 for the portion of the
Eurodollar Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be due and payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) While any Event of Default exists or after acceleration, the Company shall pay interest on the principal amount of all Obligations hereunder, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d) As used herein, "Default Rate" means an interest rate equal to (a) the Base
Rate plus (b) the Applicable Margin applicable to Base Rate Loans plus (c) 2%
per annum; provided, however, that with respect to any Eurodollar Rate Loan, the
Default Rate shall be an interest rate equal to the interest rate (including the
Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws; provided, further, however, that, with respect to any Eurodollar Rate Loan, on and after the expiration of any Interest Period applicable to such Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the Default Rate shall be an interest rate equal to the Base Rate plus the
Applicable Margin applicable to Base Rate Loans plus 2% per annum to the fullest extent permitted by applicable Laws.

2.10     FEES.

(a)      Commitment Fee.

(1)   The Company shall pay to the Administrative Agent for the account of each
      Lender in accordance with its Pro Rata Share, a commitment fee (the
      "Commitment Fee") for each day from the Closing Date through the Revolving
      Termination Date in an amount equal to the product of (i) the amount of the Aggregate Commitments in effect on such date less the sum of (a) the
      Effective Amount of all Revolving Loans then outstanding and (b) the
      Effective Amount of all L/C Obligations then outstanding multiplied by
      (ii) 1/360th of the Commitment Fee Percentage in effect on such day. Such
      Commitment Fee shall be due and payable quarterly in arrears on the last
      Business Day of each calendar quarter commencing with the first such date to occur after the date of this Agreement through the Revolving
      Termination Date, with the final payment to be made on the Revolving
      Termination Date. The Commitment Fee shall be calculated quarterly in arrears.

(2)   The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

(b) Other Fees. The Company shall pay to Bank of America for its own account the fee in the amount and at the time specified in the Fee Letter.

2.11     COMPUTATION OF FEES AND INTEREST.

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

(b) Any change in the interest rate on a Loan resulting from a change in the
Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective.

(c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company in the absence of manifest error.

2.12     EVIDENCE OF DEBT.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the
Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the
Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any
Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender
(through the Administrative Agent) a Note, which shall evidence such Lender's
Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each
Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13     PAYMENT GENERALLY.

(a) All payments to be made by the Company shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco,
California time) for Eurodollar Rate Loans and no later than 1:00 p.m. (San
Francisco, California time) for Base Rate Loans, in each case on the date specified herein. The Administrative Agent will promptly distribute to each
Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending
Office. Any payment received by the Administrative Agent later than such specified times shall be deemed to have been received on the following Business
Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period"
herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Company or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative
Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such
Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(1) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(2) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the "Compensation
Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the
Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the
Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable
Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the
Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Company by the
Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving
Loans made by them and/or such subparticipations in the participations in L/C
Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving
Loans or such participations, as the case may be, pro rata with each of them;
provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying
Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The
Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.15     SECURITY.

(a) All obligations of the Company under this Agreement, and all other Loan
Documents shall be secured in accordance with the Collateral Documents. The
Company hereby ratifies and reaffirms all of the Liens granted in favor of the
Administrative Agent for the benefit of the Secured Party pursuant to the
Company Security Agreement, which Liens are and continue to be perfected and of first priority.

(b) The Administrative Agent agrees to release its security interest under the
Collateral Documents upon (i) the termination of Lenders' commitment to make
Loans hereunder and (ii) the Effective Amount of all L/C Obligations and
Revolving Loans being reduced to $0.

2.16     THE LETTER OF CREDIT SUBFACILITY.

(a)      The Letter of Credit Commitment.

(1) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this
Section 2.16, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of
Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the
Total Outstandings would exceed the lesser of the Aggregate Commitments or the
Borrowing Base, (y) the aggregate Effective Amount of the Revolving Loans of any
Lender, plus such Lender's Pro Rata Share of the Effective Amount of all L/C
Obligations would exceed such Lender's Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(2) The L/C Issuer shall be under no obligation to issue any Letter of Credit or make any L/C Credit Extension if:

(A)   any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any
      Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)   subject to Section 2.16(b)(3), the expiry date of such requested Letter of
      Credit would occur more than twelve months after the date of issuance or last renewal unless the Required Lenders have approved such expiry date in writing;

(C)   the expiry date of such requested Letter of Credit would occur after the
      Letter of Credit Expiration Date unless all the Lenders have approved such expiry date in writing;

(D)   any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the L/C Issuer, or the making of a L/C Credit Extension would violate one or more policies of the
      L/C Issuer;

(F)   the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

(G)   any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

(H)   such Letter of Credit is to be denominated in a currency other than
      Dollars.

(3) The L/C Issuer shall be under no obligation to amend any Letter of Credit if
(A) the L/C Issuer would have no obligation at such time to issue such Letter of
Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of
Credit.

(b)      Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(1) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the
Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such
Letter of Credit Application must be received by the L/C Issuer and the
Administrative Agent not later than 9:00 a.m. (San Francisco, California time)
at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a
Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such
Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(2) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the
Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative
Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of
Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro
Rata Share times the amount of such Letter of Credit.

(3) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal
Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the
Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C
Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section
2.16(a)(2) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required
Lenders have elected not to permit such renewal or (2) from the Administrative
Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(4) Promptly after its delivery of any Letter of Credit or any amendment to a
Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative
Agent a true and complete copy of such Letter of Credit or amendment.

(c)      Drawings and Reimbursements; Funding of Participations.

(1) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 9:00 a.m. (San Francisco,
California time) on the date of any payment by the L/C Issuer under a Letter of
Credit (each such date, an "Honor Date"), the Company shall reimburse the L/C
Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the
Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the
Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Sections 2.02 and 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing or Notice of
Conversion/Continuation). Any notice given by the L/C Issuer or the
Administrative Agent pursuant to this Section 2.16(c)(1) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(2) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.16(c)(1) make funds available to the Administrative
Agent for the account of the L/C Issuer at the Administrative Agent's Office in
an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than
12 noon (San Francisco, California time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
Section 2.16(c)(3), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative
Agent shall remit the funds so received to the L/C Issuer.

(3) With respect to any Unreimbursed Amount that is not fully refinanced by a
Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed
Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.
In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.16(c)(2) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C
Advance from such Lender in satisfaction of its participation obligation under this Section 2.16.

(4) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this
Section 2.16(c) to reimburse the L/C Issuer for any amount drawn under any
Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(5) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.16(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make
Revolving Loans pursuant to this Section 2.16(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Notice of
Borrowing or Notice of Conversion/Continuation). No such making of an L/C
Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(6) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.16(c) by the time specified in
Section 2.16(c)(2), the L/C Issuer shall be entitled to recover from such Lender
(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent)
with respect to any amounts owing under this clause (6) shall be conclusive absent manifest error.

(d)      Repayment of Participations.

(1) At any time after the L/C Issuer has made a payment under any Letter of
Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.16(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related
Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the
Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative
Agent.

(2) If any payment received by the Administrative Agent for the account of the
L/C Issuer pursuant to Section 2.16(c)(1) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata
Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C
Issuer for each drawing under each Letter of Credit and to repay each L/C
Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(1) any lack of validity or enforceability of such Letter of Credit, any other
L/C-Related Document, this Agreement, or any other agreement or instrument relating thereto;

(2) the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such
Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(3) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or
any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(4) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such
Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(5) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of
Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(6) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

(7) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor;

         The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The
Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any
Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (1) through (7) of Section 2.16(e); provided, however, that anything in such clauses to the contrary notwithstanding, the
Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the
Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of
Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, if, as of the
Revolving Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash
Collateralize the then Effective Amount of all L/C Obligations (in an amount equal to such Effective Amount determined as of the Revolving Termination Date).
For purposes hereof, "Cash Collateralize" (or any forms thereof) means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the
L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at
Bank of America.

(h) Applicability of Uniform Customs and Practice. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the
time of issuance (including the ICC decision published by the Commission on
Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a per annum
Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Letter of Credit Fee Percentage times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit
Fees shall be computed on a quarterly basis in arrears and on the basis of a 360 day year. Such Letter of Credit fees shall be due and payable on the first
Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If an Event of Default occurs under this Agreement, at the option of the Required
Lenders, the amount of such Letter of Credit fee shall be increased by an additional 2.00% per annum during the continuance of such Event of Default, commencing on the day the Administrative Agent provides notice of the increase to the Company.

(j) Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.17     EXTENSION OF MATURITY DATE.

(a) Not earlier than 120 days prior to, nor later than 60 days prior to, each anniversary of this Agreement (each, an "Anniversary Date"), the Company may, upon notice to the Administrative Agent (which shall promptly notify the
Lenders), request a 364-day extension of the Maturity Date then in effect.
Within thirty (30) days of delivery of such notice, each Lender shall notify the
Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender's sole and absolute discretion). Any
Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the
Company and the Lenders of the Lenders' responses.

(b) If all of the Lenders consent in writing to any such request in accordance with subsection Section 2.17(a), then the Maturity Date shall be extended to a date 364 days from the Maturity Date then in effect, effective as of the
Maturity Date then in effect (such existing Maturity Date being the "Extension
Effective Date"). The Administrative Agent and the Company shall promptly confirm to the Lenders such extension and the Extension Effective Date.

(c) If less than all of the Lenders consent in writing to any such request in accordance with Section 2.17(a), the Maturity Date in effect at such time shall, effective as at the applicable Extension Effective Date and subject to subsection (e) of this Section 2.17, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other
Lender (each a "Non-Consenting Lender"). To the extent that the Maturity Date is not extended as to any Non-Consenting Lender pursuant to this Section 2.17 and the Commitment of such Non-Consenting Lender is not assumed in accordance with
Section 2.17(d) on or prior to the applicable Extension Effective Date, the
Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Maturity Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting
Lender's rights under Sections 3.01, 3.03, 3.04, 3.05, 3.06, 10.04 and 10.05,
and its obligations under Section 9.07, shall survive the Maturity Date for such
Non-Consenting Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the
Maturity Date.

(d) If less than all of the Lenders consent to any such request pursuant to
Section 2.17(a), the Administrative Agent shall promptly so notify the
Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the applicable Anniversary Date of the amount of each Non-Consenting Lenders'
Commitments for which it is willing to accept an assignment. If the Consenting
Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the
Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remains any
Commitments of Non-Consenting Lenders, the Company may arrange for one or more
Consenting Lenders or other Eligible Assignees (each such Eligible Assignee, an
"Assuming Lender") to assume, effective as of the Extension Effective Date, any
Non-Consenting Lender's Commitment and all of the obligations of such
Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

(1) any such Consenting Lender or Assuming Lender shall have paid to such
Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding
Loans and L/C Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(2) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment, shall have been paid to such Non-Consenting Lender; and

(3) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 10.07(a) for such assignment shall have been paid;

provided, further, that such Non-Consenting Lender's rights under Sections 3.01,
3.03, 3.04, 3.05, 3.06, 10.04 and 10.05, and its obligations under Section 9.07, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Effective
Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an Assignment and Assumption, duly executed by such
Assuming Lender, such Non-Consenting Lender, the Company and the Administrative
Agent, (B) each such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the
increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the
Administrative Agent any Note held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (1), (2) and (3) of the second preceding sentence, each such Consenting Lender or Assuming Lender will be substituted, as of the Extension Effective Date, for such Non-Consenting
Lender under this Agreement and shall be a Lender for all purposes of this
Agreement, without any further acknowledgment by or the consent of the other
Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(e) If (after giving effect to any assignments or assumptions pursuant to
Section 2.17(d) Lenders having Commitments equal to 100% of the Commitments in effect immediately prior to the Extension Effective Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Effective
Date, the Administrative Agent shall so notify the Company, and, subject to the satisfaction of the conditions precedent set forth in Section 2.17(f), the
Maturity Date then in effect shall be extended for the additional 364-day period as described in Section 2.17(a), and all references in this Agreement, and in the Notes, if any, to the "Maturity Date" shall, with respect to each Consenting
Lender and each Assuming Lender for such Extension Effective Date, refer to the
Maturity Date as so extended. Promptly following each Extension Effective Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Maturity
Date in effect immediately prior thereto and shall thereupon record in the
Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

(f) As a condition precedent to any such extension in this Section 2.17, the
Company shall deliver to the Administrative Agent a certificate of the Company dated as of the Extension Effective Date (in sufficient copies for each Lender)
signed by a Responsible Officer of the Company (i) certifying and attaching the resolutions adopted by the Company approving or consenting to such extension and
(ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all respects on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date, and
(B) no Default or Event of Default exists or would result from such extension.

(g)      This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     TAXES.

(a) Any and all payments by the Company to or for the account of the
Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the
Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of taxes on net income), by the jurisdiction (or any political subdivision thereof) under the
Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office and excluding any taxes, levies, assessments, imposts, duties, deductions, and fees, including withholding taxes, to which such Lender or the Administrative Agent is subject at the time such
Lender or the Administrative Agent becomes a party to this Agreement or to which such Lender or the Adminstrative Agent becomes subject for reasons other than as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any
Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority or other appropriate authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Company shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other
Taxes").

(c) If the Company shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the
Administrative Agent or any Lender, the Company shall also pay to the
Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the
Administrative Agent or such Lender would have received if such Taxes or Other
Taxes had not been imposed.

(d) The Company agrees to indemnify the Administrative Agent and each Lender for
(i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section)
paid by the Administrative Agent and such Lender in connection with payments made under this Agreement or any other Loan Document, (ii) amounts payable under
Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender of the Administrative
Agent makes a demand therefor.

(e) If any Lender or the Administrative Agent determines, in its sole and reasonable discretion, that it has received a refund in respect of Taxes or
Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section, it shall promptly notify the Borrower of such refund and shall, within
30 days after receipt of a request by the Borrower, repay such refund (including any interest actually received from the taxing authority with respect to such refund) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the
Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of pocket expenses of such Lender or the Administrative Agent and other costs
(including Taxes or Other Taxes) imposed with respect to such refund, provided, that the Borrower, upon the request of such Lender (or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges ) to such Lender or the Administrative Agent in the event such Lender or the
Administrative Agent is required to repay such refund. If any Lender is entitled to foreign tax credits as a result of payments of Taxes or other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, such
Lender shall refund the amount of such foreign tax credit to the Borrower, but not in excess of the amount of tax benefit actually realized by such Lender as a result of such foreign tax credit (and only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such credit). Such payment shall be net of all reasonable out-of-pocket expenses of such Lender or the
Administrative Agent and other costs imposed with respect to such credit and shall be made in the manner set forth in this subsection (e) as to refunds of tax. The agreements and obligations of the Lender and Administrative Agent in this Section 3.01(e) shall survive the repayment of the Obligations.

(f) Each Lender shall use reasonable efforts to seek refunds of any amounts paid or indemnified by the Company pursuant to this Section 3.01 that are reasonably believed not to have been correctly or legally asserted so long as such Lender determines that such efforts shall not otherwise be detrimental to such Lender.
Neither the provisions of this Section 3.01(f), nor the provisions of Section
3.01(e) nor any other provisions of this Agreement shall be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential in its sole discretion) to the Company or any other Person.

(g) If the Company is required to pay additional amounts to any Lender (or a
Participant) or the Administrative Agent pursuant to Section 3.01(a) or (b), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its Lending Office so as to minimize or eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole and reasonable judgment of such
Lender is not otherwise disadvantageous to such Lender (or Participant).

3.02     ILLEGALITY.

(a) If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate
Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Company through the Administrative
Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the
Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate
Loans of such Lender to Base Rate Loans, either on the last day of the Interest
Period therefor, if such Lender may lawfully continue to maintain such
Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any amounts required to be paid pursuant to Section 3.04. Each Lender agrees to designate a different Lending
Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b) If the Company is required to prepay any Eurodollar Rate Loan as provided in
Section 3.02(a), then concurrently with such prepayment, the Company may borrow from such Lender, in the amount of such repayment, a Base Rate Loan.

(c) If the obligation of a Lender to make, fund or maintain Eurodollar Rate
Loans has been so terminated or suspended, the Company may elect, by giving notice to Administrative Agent, that all Loans which would otherwise be made by such Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

3.03     INCREASED COSTS AND REDUCTION OF RETURN; CAPITAL ADEQUACY.

(a) If any Lender shall determine that as a result of (i) the introduction, after the date of this Agreement, of or any change in or in the interpretation of any Law or (ii) such Lender's compliance therewith or with any guideline or request, made after the date of this Agreement, from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by
Section 3.06), then the Company shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the
Administrative Agent), pay to such Lender additional amounts as are sufficient to compensate such Lender for such increased costs or reduction; provided that
Lender shall have given the Company prompt notice of such introduction, guideline, or request, as applicable.

(b) If any Lender shall have determined that (i) the introduction, after the date of this Agreement, of any Capital Adequacy Regulation, (ii) any change, after the date of this Agreement, in any Capital Adequacy Regulation, (iii) any
change, after the date of this Agreement, in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other
Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by any Lender (or its Lending Office) or any corporation controlling such Lender, with any Capital Adequacy Regulation enacted or adopted after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such
Lender's desired return on capital) such Lender determines in good faith that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent) the Company shall immediately pay to such
Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase. Such Lender agrees to give the Company (with a copy to the Administrative Agent) prompt notice of any such Capital Adequacy Regulation, change in Capital Adequacy Regulation, change in the interpretation or administration of Capital Adequacy Regulation.

3.04 FUNDING LOSSES. Upon demand of any Lender (with a copy to the
Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a
Base Rate Loan on a day other than the last day of the Interest Period for such
Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Company (for a reason other than the failure of such
Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

including any such loss or expense (but excluding any loss of anticipated profits and profits associated with interest rate margins) arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar
Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.04 and under Section 3.03(a), each Eurodollar Rate Loan made by each Lender (and each related reserve, special deposit or similar requirement)
shall be conclusively deemed to have been funded at the Eurodollar Rate for such
Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

3.05 INABILITY TO DETERMINE RATES. If, on or prior to the commencement of any
Interest Period for any Eurodollar Rate Loan, the Required Lenders reasonably determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the
Administrative Agent (upon the instruction of the Required Lenders) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any
Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.
If the Company does not revoke such Notice of Borrowing or Notice of
Conversion/Continuation, as the case may be, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

3.06 RESERVES ON EURODOLLAR RATE LOANS. The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits
(currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the
Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a
Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 15 days from receipt of such notice.

3.07     Replacement of Lenders Claiming Compensation.

           If any Lender (or any Participant to whom the Lender has sold a participation) makes a claim for compensation under Section 3.01 or 3.03 (a
"Claiming Lender"), the Company may, upon notice to such Claiming Lender and the
Administrative Agent, replace such Claiming Lender. If the Company exercises its right to replace a Claiming Lender pursuant to the immediately preceding sentence, the Company shall arrange for one or more other Lenders or Eligible
Assignees (each a "Replacement Lender") to assume such Claiming Lender's
Commitment and all obligations of such Claiming Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such
Claiming Lender; provided, however, that the amount of the Commitment of any such Replacement Lender as a result of such replacement shall in no event be less than $5,000,000 unless the amount of the Commitment of such Claiming Lender is less than $5,000,000, in which case such Replacement Lender shall assume all of such lesser amount; provided, further, that:

(1) any such Replacement Lender shall have paid to such Claiming Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans and L/C Advances, if any, of such Claiming Lender plus (B) any accrued but unpaid fees owing to such
Claiming Lender as of the effective date of such assignment;

(2) all additional costs reimbursements, expense reimbursements and indemnities payable to such Claiming Lender, and all other accrued and unpaid amounts owing to such Claiming Lender hereunder, as of the effective date of such assignment, shall have been paid to such Claiming Lender; and

(3) with respect to any such Replacement Lender, the applicable processing and recordation fee required under Section 10.07(a) for such assignment shall have been paid;

provided, further, that such Claiming Lender's rights under Sections 10.04 and
10.05, and its obligations under Section 9.07, shall survive such substitution as to matters occurring prior to the date of substitution. At least three
Business Days prior to the effective date of each applicable assignment pursuant to this Section 3.07, (A) each such Replacement Lender, if any, shall have delivered to the Company and the Administrative Agent an Assignment and
Assumption, duly executed by such Replacement Lender, such Claiming Lender, the
Company and the Administrative Agent, (B) each such Replacement Lender that is an existing Lender shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the increase in the amount of its
Commitment and (C) each Claiming Lender being replaced pursuant to this Section
3.07 shall have delivered to the Administrative Agent any Note held by such
Claiming Lender. Upon the payment or prepayment of all amounts referred to in clauses (1), (2) and (3) of the second preceding sentence, each such Replacement
Lender will be substituted, as of the effective date of the applicable assignment pursuant to this Section 3.07, for such Claiming Lender under this
Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Claiming Lender hereunder shall, by the provisions hereof, be released and discharged.

3.08     SURVIVAL.  The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

4.01 CONDITIONS OF INITIAL LOANS. The obligation of (x) the L/C Issuer to make the first L/C Credit Extension after the date of this Agreement, and (y) each
Lender to make its initial Loan hereunder is subject to the condition that the
Administrative Agent has received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent:

(a) Credit Agreement. This Agreement executed by each party thereto.

(b) Company Security Agreement. The Company Security Agreement executed by each party thereto.

(c) Evidence of Filings. Evidence of all filings and lien searches to perfect and establish the first priority liens created by the Company Security
Agreement.

(d) Resolutions; Incumbency; Organization Documents.

(1) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing
Date by the Secretary or an Assistant Secretary of the Company;

(2) A certificate of the Secretary or Assistant Secretary of the Company,
certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(3) The certificate of incorporation of the Company as is in effect on the
Closing Date, certified by the Secretary of State or similar applicable
Governmental Authority of the state of organization or incorporation, as the case may be, of the Company as of a recent date, and by the Secretary or
Assistant Secretary of the Company, and a certificate of the Secretary or
Assistant Secretary of the Company attaching copies of the Organization
Documents of the Company certifying that such Organization Documents are true, correct, and complete as of the Closing Date; and

(4) A good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as the case may be, as of a recent date.

(e) Legal Opinion. An opinion of Bernard L. Birkel, Senior Assistant General
Counsel of the Company and addressed to the Administrative Agent and each
Lender, in form and substance reasonably acceptable to the Administrative Agent.

(f) Payment of Fees, Costs and Expenses. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, and all fees, costs and expenses accrued through the Closing Date under the Prior Credit Agreement and the fee in the amount set forth in the Fee Letter, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of
Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent) including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04.

(g) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

(1) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

(2) no Default or Event of Default exists or would result from the making of the first Loan; and

(3) there has occurred since June 30, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(h) Notes. A Note, dated as of the Closing Date, executed by the Company in favor of each Lender requesting a Note.

(i) Repayment of Existing Loans. Evidence satisfactory to the Administrative
Agent that all principal of and interest on the extensions of credits outstanding under, and all other amounts owing under, the Prior Credit Agreement shall have been (or shall be simultaneously) paid in full, or the Company shall have irrevocably directed the Administrative Agent to apply the proceeds from the initial Credit Extension hereunder toward such repayment in full, and that any commitments to extend credit under the Prior Credit Agreement shall have been (or shall be simultaneously) canceled or terminated and that all guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release reasonably satisfactory to the
Administrative Agent shall have been made).

4.02 CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each
Lender to make any Loan to be made by it (including its initial Loan), to continue any Eurodollar Rate Loan or convert any Loan into an Eurodollar Rate
Loan, and the obligation of the L/C Issuer to make any L/C Credit Extension
(including the initial L/C Credit Extension) from and after the date of this
Agreement, in each case is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation
Date, or Issuance Date:

(a) Notice of Borrowing or Conversion/Continuation; Letter of Credit
Application. The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Notice of Borrowing, Notice of Conversion/Continuation, or a
properly completed Letter of Credit Application for the making of an L/C Credit
Extension, as applicable.

(b) Continuation of Representations and Warranties. The representations and warranties of the Company in Article V and in any other Loan Documents shall be true and correct on and as of such Borrowing Date, Conversion/Continuation Date, or Issuance Date as though made on and as of such Borrowing Date,
Conversion/Continuation Date, or Issuance Date (except to the extent any such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date, and except that, in respect of the representations and warranties made in Sections 5.11(a) and 5.11(b), the dates specified therein shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered).

(c) No Existing Default. No Default or Event of Default shall exist or shall result from the making of such Loan or its continuation or conversion, or from the making of an L/C Credit Extension of such Letter of Credit.

(d) No Future Advance Notice. The Administrative Agent shall not have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended, and L/C Credit Extensions under this Agreement.

(e) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent may reasonably request (each in form and substance satisfactory to the Administrative Agent).

Each Notice of Borrowing, Notice of Conversion/Continuation with respect to the continuation of or conversion into an Eurodollar Rate Loan, or Letter of Credit
Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice, as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as
applicable, that the conditions set forth in Section 4.02 are satisfied on and as of the relevant Borrowing Date, Conversion/Continuation Date, or Issuance
Date, as the case may be.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent, the
Lenders and the L/C Issuer that, except as disclosed in MGHI's Form 10-K for the year ended December 31, 2001 or the Form 10-Q for the quarter ended June 30,
2002 or the Schedules attached hereto:

5.01     CORPORATE EXISTENCE AND POWER.  The Company and each of its Subsidiaries:

(a) Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

(c) Is duly qualified as a foreign corporation or other entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) Is in compliance with all Requirement of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse
Effect.

5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

(a) Contravene the terms of any of the Company's Organization Documents;

(b) Conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which Company or any of its Subsidiaries or its property is subject; or

(c) Violate, to the Company's knowledge, any Requirement of Law.

5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority
(except for recordings or filings in connection with the Liens granted to the
Administrative Agent for the benefit of the Secured Parties under the Collateral
Documents) is necessary or required to be obtained, given, or filed by the
Company in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

5.04 BINDING EFFECT. This Agreement and each other Loan Document to which the
Company is a party constitute the legal, valid and binding obligations of the
Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.05 LITIGATION. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its
Subsidiaries or any of their respective properties which:

(a) Purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) Has a reasonable probability of being determined adversely to the Company or its Subsidiaries and, if so determined, would reasonably be expected to have a
Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this
Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Administrative Agent for the benefit of the Secured Parties on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under
Section 8.01(d).

5.07     ERISA COMPLIANCE.  Except as specifically disclosed in Schedule 5.07:

(a) To the Company's knowledge, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the
Code has received a favorable determination letter from the IRS at the time of
Plan adoption and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA
Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan within the five plan years preceding the Closing Date. In connection with the foregoing, the PALCO Retirement Plan has been amended and restated as of December 1, 1989, has been subsequently amended three times to date, and received a favorable determination letter from the IRS dated January
10, 1996.

(b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect.

(c) Within the five years preceding the Closing Date, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any
Unfunded Pension Liability that would reasonably be expected to have a Material
Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under
Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a
Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be reasonably be expected to be subject to
Section 4069 or 4212(c) of ERISA.

5.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary of the Company is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

5.09 TITLE TO PROPERTIES. The Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than
Permitted Liens.

5.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any of its
Subsidiaries that would, if made, have a Material Adverse Effect.

5.11     FINANCIAL CONDITION.

(a) The reviewed consolidated balance sheet of the Company and its Subsidiaries dated December 31, 2001 and the related consolidated statements of income or operations, shareholders' equity or members' capital and cash flows for the fiscal year ended on that date and the unaudited quarterly balance sheet of the
Company and its Subsidiaries dated June 30, 2002, and the related consolidated statements of income or operations, shareholders' equity or members' capital and cash flows for the fiscal quarter ended on that date,

(1) Were (except for the exclusion of notes in connection with the unaudited quarterly financial statements) prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of the quarterly financial statements, to ordinary, good faith year-end audit adjustments;

(2) Are, in all material respects, complete and accurate, and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(3) Show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent
Obligations.

(b)      Since June 30, 2002, there has been no Material Adverse Effect.

5.12     ENVIRONMENTAL MATTERS.

(a) Except as specifically disclosed in Schedule 5.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all
Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in liability which would cause a Material Adverse Effect;

(b) Except as specifically disclosed in Schedule 5.12, the Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits")
and necessary for their respective ordinary course operations, all such material
Environmental Permits are in good standing, and the Company and each of its
Subsidiaries are in compliance with all material terms and conditions of such
Environmental Permits.

(c) Except as specifically disclosed in Schedule 5.12, none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any
Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous
Material, the non-compliance with which could be reasonably be expected to have a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.12, there are no Hazardous
Materials or other conditions or circumstances existing with respect to any property of the Company or any of its Subsidiaries, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or property that could reasonably be expected to have a
Material Adverse Effect. In addition, to the best of the Company's knowledge,
(i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted in all material respects under applicable Environmental Laws, or (y) that are leaking or disposing of
Hazardous Materials off-site in a manner that could reasonably be expected to cause a Material Adverse Effect, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

5.13     COLLATERAL DOCUMENTS.

(a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company in the collateral described therein.

(b) All representations and warranties of the Company contained in the
Collateral Documents are true and correct.

5.14 REGULATED ENTITIES. None of the Company, any Person controlling the
Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the
Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.15 NO BURDENSOME RESTRICTIONS. Neither the Company nor any of its Subsidiaries
is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document of the Company or any of its
Subsidiaries, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

5.16 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

5.17 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, and to the knowledge of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

5.18     SOLVENCY.  The Company and SPC are each Solvent.

5.19     SWAP OBLIGATIONS.

(a) As of the Closing Date, neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts. With respect to any Swap Contracts that may be entered into by the Company after the Closing
Date, the Company represents and warrants that it has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider, swap counterparty or any Affiliate of any swap counterparty, in determining whether to enter into any Swap Contract.

(b) The Company has not entered into any master agreement relating to Swap
Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts unless only Specified
Swap Contracts are outstanding under such master agreement.

(c) None of the Subsidiaries of the Company has entered into any Swap Contracts other than as disclosed in the SEC filings of SPC.

5.20 FULL DISCLOSURE. None of the representations or warranties made by the
Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

5.21 LABOR RELATIONS. There are no material strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the
Company's knowledge, threatened against or affecting the Company or any of its
Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the
Company, threatened against any of them before any Governmental Authority.

5.22 COMPLIANCE WITH LAWS. The Company has complied in all material respects with all federal, state, and local laws, rules, and regulations applicable to the business of the Company including, but not limited to, laws regulating the
Company's sales or the furnishing of services to Receivable Debtors and disclosures in connection therewith.

5.23 MERCHANTABLE INVENTORY. All inventory which is included in the Borrowing
Base is of good and merchantable quality in all material respects.

5.24 LOCATION OF THE COMPANY. On the Closing Date, the Company's place of business (or, if the Company has more than one place of business, its chief executive office) is located at 125 Main Street, Scotia, California.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Lender shall have any Commitment hereunder to extend credit hereunder, or any Loan, L/C
Obligation, or other outstanding monetary Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

6.01 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) As soon as available, but not later than 105 days after the end of each fiscal year, a copy of the audited consolidated balance sheets of MGHI or, if
MGHI no longer prepares such balance sheet, of MAXXAM Inc., and of SPC as at the end of such year and the related consolidated statements of income, shareholders' equity or members' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP;

(b) As soon as available, but not later than 105 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, together with a review report issued by the independent public accounting firm that audited the financial statements being simultaneously delivered pursuant to Section 6.01(a)
(it being understood that such review report by the Company's new public accounting firm, Deloitte & Touche LLP, will not address fiscal years prior to fiscal year 2002);

(c) (i) As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year, the Forms 10-Q for the relevant fiscal quarters for each of MGHI, or, if MGHI no longer prepares such Forms
10-Q, of MAXXAM Inc., and of SPC, and (ii) as soon as available, but not later than 60 days after the end of each fiscal quarter, on an Unconsolidated Basis, the unaudited balance sheet of the Company at the end of such quarter and the related statements of income, shareholders' equity and cash flows for the
Company on an Unconsolidated Basis for the year to date ending such fiscal quarter, each certified by a Responsible Officer of the Company as having been used or as shall be used in connection with the preparation of the financial statements referred to in Sections 6.01(b) and (c)(i);

(d) Within 45 days after the end of each monthly accounting period, and as of the last day of such period, a Company-prepared balance sheet for the Company for such month and the related consolidated statements of income or operations, shareholders' equity or members' capital and cash flows for such month (each excluding notes); and

(e) Promptly upon each request of the Administrative Agent and any Lender, such other statements, lists of property and accounts, budgets, forecasts or reports as to the Company as the Administrative Agent or any Lender may reasonably request.

6.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the
Administrative Agent and each Lender, in form and detail satisfactory to the
Administrative Agent and the Required Lenders:

(a) Concurrently with the delivery of the financial statements referred to in
Sections 6.01(a) and (b) above, a Compliance Certificate executed by a
Responsible Officer of the Company;

(b) Within 45 days after the end of each monthly accounting period, and as of the last day of such period:

(1)      A Borrowing Base Certificate;

(2)      A description of lumber and log inventories with book and market value;

(3)      Statements showing an aging and reconciliation of Receivables;

(c) Promptly after the same are sent, copies of all financial statements and reports which the Company sends to its public shareholders, if any; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the
SEC or any similar Governmental Authority;

(d) On or before each March 31, the following prepared on a consolidated basis
(which information shall be considered as confidential information pursuant to
Section 10.08, whether or not identified as "confidential" or "secret"):

(1) The Company's annual business plan, and if requested by the Administrative
Agent or any Lender, the Company's key operating assumptions, such as timber harvest volumes, log consumption and lumber production, wood product shipments, projected prices of logs, lumber and other products sold by the Company, capital expenditures, and expected debt repayments and/or borrowings. The Company agrees to meet with the Administrative Agent and the Lenders, at least once a year, to discuss the foregoing matters;

(2) The Company's "Category of species and inventory of timber", the annual harvest plan indicating timber harvest volumes by major categories, and a listing of approved timber harvest plans;

(e) Within the 60 day period commencing on the first day of each calendar quarter, an updated status report of the Company's approved timber harvest plans
(which information shall be considered as confidential information pursuant to
Section 10.08, whether or not identified as "confidential" or "secret"); and

(f) Promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent or any Lender may from time to time reasonably request (which information shall be considered as confidential information pursuant to Section 10.08, whether or not identified as
"confidential" or "secret").

         Documents required to be delivered pursuant to Section 6.01(a) or
6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii)
on which such documents are posted on the Company's behalf on
IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i)
the Company shall deliver paper copies of such documents to the Administrative
Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the
Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03     NOTICES.  The Company shall promptly notify the Administrative Agent and each Lender:

(a) Of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

(b) Of (i) any breach or non-performance of, or any default under, any
Contractual Obligation of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental
Authority which could reasonably be expected to result in a Material Adverse
Effect;

(c) Of the commencement of, or any material adverse development in, any litigation or proceeding affecting the Company or any Subsidiary of the Company which, if adversely determined, would reasonably be expected to have a Material
Adverse Effect, or in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document (such obligation to give notice shall be deemed satisfied by the Company giving the Administrative Agent and each Lender, pursuant to Section 6.02(c), the reports containing the required information furnished by the Company, MGHI, or SPC to the SEC);

(d) Promptly upon becoming aware of any of the following that could reasonably be expected to have a Material Adverse Effect: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws, (ii)
all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(e) Of any other litigation or proceeding affecting the Company or any of its
Subsidiaries which the Company, MGHI, or SPC would be required to report to the
SEC pursuant to the Exchange Act, promptly after reporting the same to the SEC;

(f) Of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a
Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

(1)      An ERISA Event;

(2)   If any of the representations and warranties in Section 5.07 ceases to be true and correct in any material respect;

(3)   The adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

(4)   The adoption of any amendment to a Pension Plan or other Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

(5)   The commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

(g) Any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Administrative Agent and the
Lenders pursuant to Section 6.01(a);

(h) Of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries;

(i) Of any labor controversy resulting in or which could reasonably be expected to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries;

(j) Of any change in the Company's name, business or legal structure, place of business, or chief executive office if the Company has more than one place of business; each such notice to be given in writing and not less than 45 days prior to such change;

(k) Of the entry by the Company into any Specified Swap Contract, together with the details thereof;

(l) Of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap
Contract to terminate early any or all trades relating to such contract.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary of the Company proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each of its Restricted Subsidiaries to:

(a) Preserve and maintain in full force and effect its legal existence and good standing under the laws of its state or jurisdiction of organization (other than as to Restricted Subsidiaries other than SPC whose dissolution could not reasonably be expected to cause a Material Adverse Effect) ;

(b) Preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the ordinary course of business except in connection with transactions permitted by Section 7.03 and dispositions of assets permitted by
Section 7.02;

(c) Use reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers, and others having material business relations with it.

6.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 7.02.
The Company and each Subsidiary of the Company shall use the standard of care typical in the industry in the operation and maintenance of its facilities and in the care and preservation of its timberlands.

6.06     INSURANCE.

(a) In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, comprehensive general liability and property insurance. The Company may self-insure any or all Workers' Compensation liabilities.

(b) To the extent that any of the insurance required by this clause ceases to be available at commercially reasonable rates, the Company may effect substitute insurance coverage therefor in accordance with the prudent standards then being followed by other companies engaged in the same or similar business or having comparable properties. In the event that the Company wishes to effect substitute coverage pursuant to the foregoing proviso, it will notify the Administrative
Agent and each Lender of such intent as soon as reasonably practicable, and not less than five Business Days prior to the termination of the coverage for which substitution is to be made, furnish the Administrative Agent and each Lender with a report describing in reasonable detail the nature of such substitute coverage and the reasons why the Company believes that such substitute coverage is appropriate.

(c) Upon request of the Administrative Agent or any Lender, the Company shall furnish the Administrative Agent and each Lender at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company or any insurance broker of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

6.07 PAYMENT OF OBLIGATIONS. With only such exceptions as could not reasonably be expected to have a Material Adverse Effect, the Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and known liabilities, including:

(a) All tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

(b) All lawful claims which, if unpaid, would by law become a Lien upon its property unless such claims are contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company and such Subsidiaries;

(c) All Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and

(d) All Obligations.

6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its
Subsidiaries to comply, in all material respects with all Requirement of Law of any Governmental Authority having jurisdiction over it or its business
(including the Federal Fair Labor Standards Act), except in such instances in which (a) such Requirement of Law is being contested in good faith or as to which a bona fide dispute may exist or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 COMPLIANCE WITH ERISA. The Company shall, and to the fullest extent permitted by applicable law shall cause each of its ERISA Affiliates to: (a)
maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each
Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The
Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Administrative Agent and each Lender to visit, inspect, and audit any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the
Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11 ENVIRONMENTAL LAWS.

(a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all applicable Environmental Laws, except such as may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist and resolution of which is being sought by appropriate proceedings.

(b) Upon the written request of the Administrative Agent or Required Lenders, the Company shall submit and cause each of its Subsidiaries to submit, to the
Administrative Agent and the Lenders, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(d), that could, individually or in the aggregate, result in liability having a Material Adverse
Effect.

6.12 USE OF PROCEEDS. The Company shall use the proceeds of the Revolving Loans for working capital and other general corporate purposes and not in contravention of any Requirement of Law or of any Loan Document.

6.13 SOLVENCY. The Company shall at all times be, and shall cause SPC to be,
Solvent.

6.14 PROTECTION OF COLLATERAL; ACCESS. The Company shall take all steps reasonably necessary or advisable to preserve and protect the Collateral and ensure that the Administrative Agent's rights and access to and interests in the
Collateral are not in any way materially impaired or adversely affected.

6.15     FURTHER ASSURANCES.

(a) The Company shall ensure that all written information, exhibits and reports furnished to the Administrative Agent and the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by the Administrative Agent or Required Lenders, the
Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the
Administrative Agent or Required Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the
Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the
Administrative Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Lender shall have any Commitment to extend credit hereunder, or any Loan, L/C
Obligation, or other outstanding monetary Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

7.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following
("Permitted Liens"):

(a) Any Lien (other than Liens on the Collateral) existing on the property of the Company or its Subsidiaries on the Closing Date and set forth in Schedule
7.01 securing Indebtedness outstanding on such date or refinancings thereof provided that each such refinancing of an Indebtedness shall not result in any of the following: (1) an increase in the interest rate and/or the then outstanding principal amount of the Indebtedness being refinanced, (2) any additional assets of the Company or any of its Restricted Subsidiaries securing the Indebtedness being refinanced, (3) the Company or any Restricted Subsidiary incurring any Guaranty Obligation in connection therewith; and (4) an increase, during the term of this Agreement and for one year thereafter, in the principal payments of the Indebtedness being refinanced, and (5) any restriction on the ability of the Company to perform its obligations under this Agreement and any other Loan Document;

(b) Any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of
Lien has been filed or recorded. For purposes of this subsection, "Notice of
Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a
Governmental Authority;

(d) Carriers', warehousemen's, mechanics', landlords', materialmen's, loggers', repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers'
compensation, unemployment insurance and other social security legislation;

(f) Liens (other than Liens on the Collateral) on the property of the Company or any of its Restricted Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii)
other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not
(even if enforced) cause a Material Adverse Effect;

(g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

(h) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Restricted Subsidiaries;

(i) Liens on assets of Persons which become Restricted Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

(j) Security interests on any property acquired or held by the Company or its
Restricted Subsidiaries in the ordinary course of business, other than the
Collateral, securing Indebtedness in an aggregate outstanding principal amount which cannot exceed at any time $25,000,000;

(k) Liens securing Capital Lease Obligations on assets subject to such Capital
Leases, provided that such Capital Leases are permitted under Section 7.11;

(l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the
Company in excess of those set forth by regulations promulgated by the Federal
Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depository institution. The provisions of this subsection shall not apply to cash collateral accounts maintained by SPC with any third Person;

(m) Liens on property other than the Collateral securing Indebtedness permitted under Section 7.05(d);

(n) Liens upon the Collateral described in the Company Security Agreement to secure Indebtedness permitted by Section 7.05(j); and

(o) Liens upon the assets of SPC permitted pursuant to the Indenture referenced in the definition of "Timber Notes".

7.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b) The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) Dispositions of all or part of Salmon Creek LLC or Salmon Creek Property;

(d) Trading in short-term investment securities in the ordinary course of business;

(e) Dispositions of assets by any Restricted Subsidiary to the Company or any
Wholly-Owned Restricted Subsidiary or by the Company to any Wholly-Owned
Restricted Subsidiary;

(f) Dispositions of assets by the Company in payment of a dividend or distribution permitted by Section 7.12;

(g) Other dispositions of assets with an aggregate book value, on a cumulative basis, not to exceed $25,000,000 during the term of this Agreement and which assets are not subject to any Collateral Document;

(h) Dispositions of assets in the Scheduled Amortization Reserve Account (as such term is defined in the Scotia Pacific Indenture); and

(i) Any Permitted Salmon Creek Transaction.

7.03 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) Any Restricted Subsidiary of the Company may merge with or into the Company or any one or more Restricted Subsidiaries of the Company, provided that (i) if any transaction shall be between a Restricted Subsidiary and a Wholly-Owned
Restricted Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, and (ii) if any transaction shall be between a Restricted
Subsidiary and the Company, the Company shall be the continuing or surviving corporation; and

(b) Any Restricted Subsidiary of the Company may sell or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Restricted Subsidiary of the
Company.

7.04 LOANS AND INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any Restricted Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (collectively, "Investments"), except for:

(a) Investments in Cash Equivalents;

(b) Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) Investments by the Company or any Restricted Subsidiary in the Company, any
Wholly-Owned Restricted Subsidiary, or any other Person that, after giving effect to such Investment, becomes a Wholly-Owned Restricted Subsidiary;

(d) Investments made pursuant to cash management arrangements consistent with the investment policy adopted by the Board of Directors of the Company and reasonably satisfactory to the Administrative Agent and the Lenders;

(e) Extensions of credit in the ordinary course of business to its employees and independent contractors which in the aggregate outstanding amount do not exceed
$1,000,000 at any time; and

(f) Investments to the extent that such Investments are funded by Salmon Creek
Proceeds;

(g) Investments of funds in the Scheduled Amortization Reserve Account in SAR
Eligible Investments (as such term is defined in the Scotia Pacific Indenture);

(h) Any Permitted Salmon Creek Transaction; and

(i) Other Investments that do not exceed $1,000,000 in the aggregate at any time outstanding (without giving effect to any write-downs thereof).

7.05 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement;

(b) Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business of the Company or such Restricted Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(c) Indebtedness consisting of Contingent Obligations permitted pursuant to
Section 7.08;

(d) Up to an aggregate outstanding principal amount of $5,000,000 in tax-free financing, which amount shall be an aggregate limit for the period covered by this Agreement;

(e) Indebtedness existing on the Closing Date and set forth in Schedule 7.05, which Indebtedness may be refinanced on terms and conditions no less favorable than those existing on the Closing Date;

(f) Indebtedness secured by Liens permitted by Section 7.01(i), (j) and (k);

(g) Indebtedness incurred in connection with leases permitted pursuant to
Section 7.11;

(h) Extensions of credit permitted under Sections 7.04(c) and 7.04(e);

(i) Indebtedness incurred in connection with investments permitted under Section
7.04(d); and

(j) Other Indebtedness in aggregate principal amount at any time outstanding not to exceed $5,000,000.

7.06     TRANSACTIONS WITH AFFILIATES.

(a) The Company shall not, and shall not suffer or permit any of its Restricted
Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Restricted Subsidiary, except (i) as expressly permitted by this
Agreement, or (ii) in its ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Restricted
Subsidiary; in each case with respect to clauses (i) and (ii) above, upon fair and reasonable terms no less favorable to the Company or such Restricted
Subsidiary than would obtain in a comparable arm's-length transaction with a
Person not an Affiliate of the Company or such Restricted Subsidiary.

(b) The provisions contained in Section 7.06(a) shall not apply to: (i) any transaction permitted by Section 7.12, (ii) the execution and delivery of, the performance of, and the making of any payments required by, the Tax Sharing
Agreement, (iii) the execution and delivery of, the performance of, and the making of any payments required by, the Britt Lumber Agreement, (iv) any
Permitted Salmon Creek Transaction; (v) the making of payments to MAXXAM Group
Inc., MAXXAM Inc. and their Affiliates for reimbursement for actual services provided thereby to the Company and its Restricted Subsidiaries based on actual costs and an allocable share of overhead expenses consistent with prior practices, (vi) compensation, indemnification and other benefits paid or made available to officers, directors, managers and employees of the Company or a
Restricted Subsidiary for services rendered in such person's capacity as an officer, director, manager, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance), (vii) any transaction between the Company and any Wholly-Owned
Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries or (viii)
Investments permitted by clause (f) of Section 7.04.

(c) The Company shall not amend or modify the Britt Lumber Agreement without the prior written consent of the Required Lenders if such amendment would materially alter the obligations or rights of the Company thereunder.

7.07 USE OF PROCEEDS. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of any extension of credit under this Agreement, directly or indirectly, (i) to purchase or carry
Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange
Act.

7.08 CONTINGENT OBLIGATIONS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a) Endorsements for collection or deposit in the ordinary course of business;

(b) Contingent Obligations of the Company and its Restricted Subsidiaries
existing as of the Closing Date and listed in Schedule 7.08;

(c) Contingent Obligations entered into in the ordinary course of business;

(d) Contingent Obligations relating to Letters of Credit;

(e) Permitted Swap Obligations;

(f) Guaranty Obligations of the Company with respect to obligations of
Wholly-Owned Restricted Subsidiaries that are not prohibited hereby; and

(g) Other Contingent Obligations in aggregate amount not to exceed $5,000,000 at any time outstanding.

7.09 JOINT VENTURES. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to enter into any Joint Venture with any Person other than the Company or a Wholly-Owned Restricted Subsidiary, other than in the ordinary course of business.

7.10 ERISA. The Company shall not, and to the fullest extent permitted by applicable law shall not suffer or permit any of its ERISA Affiliates to: (a)
engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA and that could reasonably be expected to have a Material Adverse Effect.

7.11 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

(a) Leases of the Company and its Restricted Subsidiaries in existence on the
Closing Date and any renewal, extension or refinancing thereof;

(b) Capital Leases other than those permitted under subsection (a) of this
Section, entered into by the Company or any of its Restricted Subsidiaries after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such Capital Leases shall not exceed
$10,000,000 in the aggregate; and

(c) Operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business.

7.12 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity interest, or purchase, redeem or otherwise acquire for value any shares of its capital stock or other equity interest or any warrants, rights or options to acquire such shares or interests, now or hereafter outstanding (any of the foregoing, a "Restricted Payment"), except:

(a) The Company or any Restricted Subsidiary may declare and make Restricted
Payments payable solely in its common stock or other equity interest;

(b) The Company or any Restricted Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(c) Any Restricted Subsidiary may declare and make Restricted Payments to the
Company or any other Wholly-Owned Restricted Subsidiary;

(d) The Company may declare and make Restricted Payments for any fiscal quarter, as long as (x) no Default or Event of Default exists at the time of such
Restricted Payment, (y) the financial statements with respect to such fiscal quarter have been delivered to the Administrative Agent in compliance with
Section 6.01(c), and (z) the aggregate Restricted Payments for that fiscal quarter and the three preceding fiscal quarters, excluding from such aggregation all Restricted Payments permitted by Section 7.12(b) or (e), does not exceed the
Excess Cash Flow for the four most recent fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(c) hereof.

(e) Any Restricted Subsidiary of the Company can make Restricted Payments to the extent funded with Salmon Creek Proceeds to the Company or to any other
Subsidiary of the Company and the Company can make Restricted Payments to the extent funded with Salmon Creek Proceeds.

7.13 CHANGE IN BUSINESS. The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

7.14 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or the SEC or change the fiscal year of the Company or of any of its consolidated Restricted
Subsidiaries; provided, however, that the Company or any of its consolidated
Restricted Subsidiaries may change any of its significant accounting methods or reporting practices provided that the alternative accounting method chosen conforms with GAAP and the Company or any of its consolidated Restricted
Subsidiaries has obtained a "preferability letter" from its independent public accountants stating that each such significant change in accounting method is preferable in the circumstances.

7.15 OTHER CONTRACTS. The Company shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

7.16 MINIMUM NET WORTH. The Company shall maintain, as of the end of each fiscal quarter, a Net Worth of not less than $(296,000,000) (negative two hundred ninety six million Dollars), provided, however that the foregoing shall be computed without giving effect to a direct or indirect dividend or distribution to the stockholders of the Company or any of its Subsidiaries of any Salmon
Creek Proceeds.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.01     EVENT OF DEFAULT.  Any of the following shall constitute an "Event of Default":

(a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

(b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary of the Company made or deemed made herein, in any other Loan
Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Company, any
Subsidiary of the Company, or any Responsible Officer of the Company, SPC, or
MGHI, furnished at any time under this Agreement, or in or under any other Loan
Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, or any default or event of default shall occur thereunder and such default shall continue unremedied for a period of 30 days (the "30-Day Period") after the earlier of
(i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent (as directed by the Required
Lenders), unless (in both (i) and (ii)) the default is curable, the Company has started to cure such default and continues to try to cure such default, and the default is cured within the 60 days starting on the first day of the 30-Day
Period;

(d) Cross-Default. (i) The Company or any of its Restricted Subsidiaries (A)
fails to make any payment in respect of any Indebtedness or Contingent
Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) ("Material
Indebtedness") and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure;
or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such
Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract an Early
Termination Date resulting from (1) any event of default under such Specified
Swap Contract as to which the Company is the Defaulting Party (as defined in such Specified Swap Contract) or (2) any Termination Event (as defined in such
Specified Swap Contract) as to which the Company is an Affected Party (as defined in such Specified Swap Contract), and, in either event, the Swap
Termination Value owed by the Company as a result thereof is greater than
$5,000,000; or (iii) an "Event of Default" exists as defined in the Indenture referenced in the definition of "Timber Notes" herein; or

(e) Insolvency; Voluntary Proceedings. The Company, SPC, or any of the Company's
Restricted Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

(f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any of its Restricted Subsidiaries or
SPC, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or SPC's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or SPC admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the
Company or SPC acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business;
or

(g) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan,
Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
or (ii) the aggregate amount of Unfunded Pension Liability among all Pension
Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA
Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(h) Monetary Judgments. One or more final (non-interlocutory) judgments, orders, decrees or arbitration awards is entered against the Company or any of its
Restricted Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, that would reasonably be expected to have a Material
Adverse Effect, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

(i) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any of its Restricted Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j)      Change in Control.  There occurs any Change in Control; or

(k)      Collateral.

(1) (A) Any material provision of any Collateral Document shall for any reason other than pursuant to the terms thereof cease to be valid and binding on or enforceable against the Company thereto; or

(B) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest or Lien in the
Collateral purported to be covered thereby; or

(C) The Administrative Agent for the benefit of the Secured Parties ceases to have, for any reason, a perfected and first priority security interest or Lien on any item of Collateral (subject only to Permitted Liens) and the failure to have such perfected first priority security interest or Lien is not caused by the Administrative Agent's failure to timely file a UCC continuation statement;

and the Effective Amount of all Loans and L/C Obligations is more than the amount computed pursuant to clause (a) of the definition of the Borrowing Base
(excluding, in the computation of the Borrowing Base for purposes of this clause the Collateral encumbered by the Collateral Documents covered by clauses (A),
(B), and (C) of this Section 8.01(k)(1)); or

(2) The Company shall state in writing its belief that any material provision of any Collateral Document is not valid and binding or the Company shall bring an action to limit its obligations or liabilities thereunder; or

(3) All the Lenders, in good faith, consider any Collateral to be unsafe or in danger of misuse to the extent that the Administrative Agent's and the Lender's prospect of or right to payment or performance under this Agreement or any Loan
Document is materially impaired; or

(l) Regulatory Action. Any Governmental Authority takes or institutes action which could reasonably be expected to have, on an Unconsolidated Basis, a
Material Adverse Effect on the Company's financial condition or results of operations or ability to perform its obligations under this Agreement or any other Loan Document.

8.02 REMEDIES. If any Event of Default exists, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) Declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitment and obligation shall be terminated;

(b) Declare the unpaid principal amount of all outstanding Loans, all
Outstanding Letters of Credit (including the Company's reimbursement obligations for Outstanding Letters of Credit), all L/C Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(c) Require that the Company Cash Collateralize the L/C Obligations (in an
amount equal to the then Effective Amount thereof); and

(d) Exercise on behalf of itself all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(e) or (f) of Section 8.01 (in the case of clause (i) of subsection (f) upon the expiration of the 60-day period mentioned therein), the obligation of each
Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit
Extensions shall automatically terminate and the unpaid principal amount of all outstanding Loans, all Outstanding Letters of Credit (including the Company's reimbursement obligations for Outstanding Letters of Credit), all L/C
Obligations, and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, any
Lender or the L/C Issuer, and the obligation of the Company to Cash
Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any
Lender or the L/C Issuer.

Amounts paid by the Company to be applied to prepayment of L/C Obligations and to the Company's reimbursement obligations for Outstanding Letters of Credit may, with the consent of the Lenders, be held by the Administrative Agent as cash collateral for such Obligations.

8.03 SPECIFIED SWAP CONTRACT REMEDIES. Notwithstanding any other provision of this Article, each Swap Provider shall have the right, with prior notice to the
Administrative Agent and each Lender, with respect to any Specified Swap
Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date,
(b) to determine net termination amounts in accordance with the terms of such
Specified Swap Contracts and to set-off amounts in accordance with the terms of such Specified Swap Contracts, and (c) to prosecute any legal action against the
Company to enforce net amounts owing to such Swap Provider. The Company hereby grants the Administrative Agent for the benefit of the Secured Parties a security interest in all of the Company's rights, title, and interests in the
Company's rights to payment and performance by the Swap Provider in each of the
Specified Swap Contracts.

8.04 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

8.05 CERTAIN FINANCIAL COVENANT DEFAULTS. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of Section
7.16 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such
Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

8.06     APPLICATION of Funds.

         After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C
Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the
Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs, amounts payable under Article III, and costs and expenses of taking possession of the
Collateral and of holding, leasing, operating, using, repairing, improving, and selling the same) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the
Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the L/C Issuer, to
Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Company or as otherwise required by Law.

Subject to Section 2.16(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

9.01     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the
Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this
Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative
Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the
Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any
Letters of Credit issued by it and the documents associated therewith, and the
L/C Issuer shall have all of the benefits and immunities (i) provided to the
Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term
"Administrative Agent" as used in this Article IX and in the definition of
"Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C
Issuer.

9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.
The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the
Administrative Agent under or in connection with, this Agreement or any other
Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this
Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any Affiliate thereof.

9.04     RELIANCE BY ADMINISTRATIVE AGENT.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The
Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05 NOTICE OF DEFAULT The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the
Administrative Agent shall have received written notice from a Lender or the
Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Administrative Agent will notify the
Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required
Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the
Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each
Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative
Agent that it has, independently and without reliance upon any Agent-Related
Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the
Company and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each
Lender also represents that it will, independently and without reliance upon any
Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates which may come into the possession of any Agent-Related Person.

9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the
Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all
Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such
Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such
Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required
Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the
Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the
Administrative Agent is not reimbursed for such expenses by or on behalf of the
Company. The undertaking in this Section shall survive termination of the
Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the
Company and its Affiliates as though Bank of America were not the Administrative
Agent or the L/C Issuer hereunder and without notice to or consent of the
Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of
America or its Affiliates may receive information regarding the Company or its
Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the
Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as
Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C
Issuer. If the Administrative Agent resigns under this Agreement, the Required
Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default
(which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may
appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent, Letter of Credit issuer and the retiring
Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the
Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of
Credit. After any retiring Administrative Agent's resignation hereunder as
Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required
Lenders appoint a successor agent as provided for above.

9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other
Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the
Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 2.16(i), 2.16(j) and 10.04)
allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the
Administrative Agent under Sections 2.10 and 10.04.

         Nothing contained herein shall be deemed to authorize the
Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the
Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11 Collateral Matters. The Lenders irrevocably authorize the Administrative
Agent, to release, and the Administrative Agent shall release, any Lien on any property granted to or held by the Administrative Agent under any Loan Document
(a) upon termination of the Aggregate Commitments and payment in full of all monetary Obligations (other than contingent indemnification obligations) and either (i) the expiration or termination of all Letters of Credit or (ii) the
Cash Collateralization of all Letters of Credit, (b) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other
Loan Document, or (c) if approved, authorized or ratified in writing by all of the Lenders. Upon request by the Administrative Agent at any time, the Required
Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property pursuant to this Section
9.11.

                                   ARTICLE X
                                  MISCELLANEOUS

10.01    AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other
Loan Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Required Lenders and the Company, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any
Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required
Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest at the Default Rate or to pay the increase in the Letter of Credit Fee provided for in the last sentence of Section 2.16(i), or (ii) to amend any financial covenant hereunder (or any defined term used therein);

(e) change Section 2.14 or Section 8.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each
Lender;

(f) change any provision of this Section or the definition of "Required Lenders"
or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) subject to Section 9.11, release all or any portion of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no
Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(1) if to the Company, the Administrative Agent or the L/C Issuer, to the
address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(2) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the
Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c)
below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be
transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Company, the
Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and
the Lenders shall be entitled to rely and act upon any notices (including telephonic Notice of Borrowing or Notice of Conversion/Continuation) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent may be recorded by the
Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the
Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof
(whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and the initial syndication of the revolving credit facility evidenced by this
Agreement and the other Loan Documents, and (b) to pay or reimburse the
Administrative Agent, the L/C Issuer, and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan
Documents (including all such costs and expenses incurred during any "workout"
or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney
Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts reasonably retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within twenty Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05 INDEMNIFICATION BY THE COMPANY. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, members, partners, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable
Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Party in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby; provided, however, that with respect to any Attorney Costs relating to such enforcement, the reasonable standard shall not apply, (b) any
Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory
(including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Party is a party thereto, or (d) the initial syndication of the revolving credit facility evidenced by this Agreement and the other Loan
Documents (all the foregoing, collectively, the "Indemnified Liabilities");
provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Party have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the
Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor any
Lender nor the L/C Issuer shall be under any obligation to marshall assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the
Company is made to the Administrative Agent or any Lender, or the Administrative
Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such
Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative
Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds
Rate from time to time in effect.

10.07    SUCCESSORS AND ASSIGNS.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby,
Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it);
provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an
Approved Fund (as defined in subsection (g) of this Section) with respect to a
Lender, the aggregate amount of the Commitment (which for this purpose includes
Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the
Assignment and Assumption, as of the Trade Date, shall not be less than
$5,000,000 unless each of the Administrative Agent and, so long as no Event of
Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an
Assignment and Assumption, together with a processing and recordation fee of
$3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.06, 10.04 and
10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the
Company, shall maintain at the Administrative Agent's Office a copy of each
Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Company, the Administrative
Agent and the Lenders may treat each Person whose name is recorded in the
Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the
Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or
Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C
Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such
Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this
Agreement; provided that such agreement or instrument may provide that such
Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this
Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 3.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b)
of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a
Lender.

(e) A Participant shall not be entitled to receive any greater payment under
Section 3.01, 3.03 or 3.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a
Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees to comply with Section 10.15 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c)
an Approved Fund; and (d) any other Person (other than a natural person)
approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an
Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the
Company's Affiliates or Subsidiaries.

      "Fund" means any Person (other than a natural person) that is (or will be)
engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Approved Fund" means any Fund that is administered or managed by (a) a
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h) Notwithstanding anything to the contrary contained herein, if, at any time,
Bank of America (i) becomes a Non-Consenting Lender or (ii) assigns all of its
Commitment and Loans pursuant to Section 10.07(b), Bank of America may resign as
L/C Issuer upon no less than 30 days' notice to the Company and the Lenders prior to any Maturity Date. In the event of any such resignation as L/C Issuer pursuant to this subsection (h), the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder. The resignation of the L/C
Issuer pursuant to this subsection (h) shall be effective on the earlier of (i)
when the successor L/C Issuer has accepted to act as the successor L/C Issuer or
(ii) the Maturity Date then in effect when such notice of resignation was given by the L/C Issuer. If Bank of America resigns as L/C Issuer and, if as of such
Maturity Date, any Letter of Credit issued by Bank of America may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the then Effective Amount of all L/C Obligations in respect of such Letters of Credit issued by Bank of America (in an amount equal to such Effective Amount determined as of the date of such Maturity Date).
In addition, if Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the
Lenders to make Base Rate Loans or fund risk participations in Unreimbursed
Amounts pursuant to Section 2.16(c)).

10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, members, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such
Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d)
to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible
Assignee of or Participant in, or any prospective Eligible Assignee of or
Participant in, any of its rights or obligations under this Agreement or (ii)
any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the
Loan Parties; (g) with the consent of the Company; (h) to the extent such
Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company; or (i) to the
National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the
Commitments, and the Credit Extensions. For the purposes of this Section,
"Information" means all information received from the Company relating to the
Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.

10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits
(general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the
Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or
any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this
Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan
Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the
Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14 SEVERABILITY. If any provision of this Agreement or the other Loan
Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15    TAX FORMS.

(a) Each Lender that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the
Administrative Agent (which shall forward a copy to the Company), prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either
IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Company pursuant to this
Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S.
withholding tax, including, in the case of a Foreign Lender claiming exemption from withholding tax pursuant to Section 871(h) or Section 881(c) of the Code, such certificates or other documentation as are satisfactory to the Company and the Administrative Agent to establish the exemption under such sections.
Thereafter and from time to time (including on or before the expiration of previously delivered forms), each such Foreign Lender shall (A) promptly submit to the Administrative Agent (which shall forward a copy to the Company) such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United
States taxing authorities) as may then be available under then current United
States laws and regulations to avoid, or such evidence as is satisfactory to the
Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company pursuant to this Agreement, or (B)
promptly notify the Administrative Agent (which shall in turn notify the
Company) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such
Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent (which shall forward a copy to the Company) on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the
Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption or reduction required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender and to establish the proper tax treatment of amounts paid to such Lender.

(c) The Company shall not be required to pay any additional amount to any
Foreign Lender under Section 3.01 (A) with respect to and only to the extent of any deduction or withholding required pursuant to Section 3.01(a) that is applicable as of the date hereof (in the case of each Lender listed on the signature pages hereof) or the date of the Assignment and Assumption pursuant to which such Lender became a Lender (in the case of each other Lender), in respect of payments to such Lender, or (B) to the extent the obligation to pay such additional amounts would not have arisen but for such Lender's failure to comply with the foregoing provisions for the submission of documentation set forth in
Sections 10.15(a) and (b); provided that if such Lender shall have satisfied the requirement of Sections 10.15(a), (b), (c) and (d) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in Sections 10.15(a), (b), (c) and (d)
shall relieve the Company of its obligation to pay any amounts pursuant to
Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan
Documents is not subject to withholding or is subject to withholding at a reduced rate.

(d) To the extent that the Company has not withheld such Taxes pursuant to
Section 3.01(a), the Administrative Agent may, without reduction, withhold any
Taxes required to be deducted and withheld from any payment under any of the
Loan Documents with respect to which the Company is not required to pay additional amounts under Sections 10.15(a), (b), (c) and (d) and, if the
Administrative Agent so withholds such such Taxes, then the Administrative
Agent, to the extent required by applicable Law, pay such amounts to the relevant Governmental Authority in accordance with applicable Law.

(e) Upon the request of the Administrative Agent, each Lender that is a "United
States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent (which shall forward a copy to the Company)
two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction. In addition, the
Administrative Agent shall request such forms at the reasonable request of the
Company.

(f) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the
Administrative Agent under this Section, and costs and expenses (including reasonable Attorney Costs) of the Administrative Agent. The obligation of the
Lenders under this Section shall survive the termination of the Aggregate
Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

10.16    GOVERNING LAW; JURISDICTION.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH
LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN
SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE,
AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, THE ADMINISTRATIVE
Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, THE ADMINISTRATIVE
Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION
TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
THE COMPANY, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF
ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS
PERMITTED BY THE LAW OF SUCH STATE.

(c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY
EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR
RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH
RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE
WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR
TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT
A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR
A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE
SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18 VERIFICATION OF RECEIVABLES. The Administrative Agent (at the request of the Required Lenders) may at any time, either orally or in writing, request confirmation from any Receivable Debtor of the current amount and status of the
Receivable upon which such Receivable Debtor is obligated.

                                            [Signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                           THE PACIFIC LUMBER COMPANY

                                            By:    /s/ Gary L. Clark
                                            Name:  Gary L. Clark
                                            Title: Vice President-Finance and Administration

                                            BANK OF AMERICA, N.A., as Administrative Agent

                                            By:    /s/ Thomas R. Sullivan
                                            Name:  Thomas R. Sullivan
                                            Title: Vice President

                                            BANK OF AMERICA, N.A., as a Lender and
                                              as L/C Issuer

                                            By:    /s/ Thomas R. Sullivan
                                            Name:  Thomas R. Sullivan
                                            Title: Vice President